UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

Director Compensation Policy

On February 9, 2005, the Board of Directors of ViroPharma Incorporated (the “Company”) approved modifications to the terms of compensation to be paid to non-employee directors. The Board Compensation Policy was amended to increase the initial election grant for new non-employee directors to 25,000 shares and to eliminate the vesting of stock options based on attendance. The terms of the Board Compensation Policy are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Salary Increases

Also on February 9, 2005, the Board of Directors ratified salary increases for the Company’s named executive officers. The base salaries of the named executive officers for 2005 are as follows: Michel de Rosen, Chairman and Chief Executive Officer ($360,000); Colin Broom, Vice President and Chief Scientific Officer ($307,500); Vincent Milano, Vice President and Chief Financial Officer ($257,950); Thomas Doyle, Vice President, General Counsel and Secretary ($256,850) and Joshua Tarnoff, Vice President, Commercial Operations ($181,300). The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2004, in the proxy statement for the Company’s 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2005.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit No.	Description
	10.1	ViroPharma Board Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: February 15, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
10.1	ViroPharma Board Compensation Policy